UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2016

Lonestar Resources US Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37670	81-0874035
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

600 Bailey Avenue, Suite 200

Fort Worth, Texas 76107

(Address of principal executive office) (Zip Code)

(817) 921-1889

(Registrants’ telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 21, 2016, Lonestar Resources US Inc. (the “Company”) identified a material weakness in its financial close process for the nine months ended September 30, 2016 which resulted in an error in the proper classification of cash flows related to the Company’s gain on disposal of bonds. The Company concluded, after consulting with BDO USA, LLP, the Company’s independent registered public accounting firm (“BDO”), that the Company’s unaudited consolidated statement of cash flows for the nine months ended September 30, 2016 that were included in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2016 (the “Original Form 10-Q”) should no longer be relied upon.

To remediate the material weakness, the Company has instituted a financial reporting issues log to highlight infrequent and unusual financial transactions (as was the gain on disposal of bonds) as a means to promote discussion between management and third party professional consultants to ensure that all items are addressed correctly and timely in future financial reporting. The Company has also corrected the error and, concurrent with the filing of this Current Report on Form 8-K, will be filing an amended report on Form 10-Q/A for the fiscal quarter ended September 30, 2016, with such amended report containing a restatement of the Company’s unaudited consolidated statement of cash flows for the nine months ended September 30, 2016 and corresponding revisions to certain disclosures in the Original Form 10-Q.

The following table summarizes the restatement changes made to the consolidated statement of cash flows for the nine months ended September 30, 2016 previously filed:

	Originally Reported	Restatement Adjustments	As Restated
Gain on disposal of bonds	—	(29,363)	(29,363)
Net cash provided by operating activities	46,986	(29,363)	17,623
Payments on borrowings	(84,152)	29,363	(54,789)
Net cash provided by financing activities	(19,836)	29,363	9,527

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lonestar Resources US Inc.

Dated: November 23, 2016	By:	/s/ Frank D. Bracken III
		Name:	Frank D. Bracken III
		Title:	Chief Executive Officer

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